AMENDED AND RESTATED

                             SUB-ADVISORY AGREEMENT

                                 BY AND BETWEEN

                     AAL VARIABLE PRODUCT SERIES FUND, INC.,

                                       AND

                       AAL CAPITAL MANAGEMENT CORPORATION

                                       AND

                       OECHSLE INTERNATIONAL ADVISERS LLC

                              DATED JANUARY 1, 2000

         AGREEMENT made this 1st day of January 2000, by and among the AAL VARIABLE PRODUCT SERIES FUND, INC. (the "Fund"), a Maryland corporation, AAL CAPITAL MANAGEMENT COPORATION (the "Adviser", "AAL CMC"), a Delaware corporation and OECHSLE INTERNATIONAL ADVISORS LLC (the "Sub-Adviser"), a Delaware limited liability company.

RECITAL:

                  Until the date of this Amended and Restated Agreement, Aid Association for Lutherans ("AAL"), a fraternal benefit society which is under common control with the Adviser, served as investment adviser to the Fund. Effective on January 1, 2000, AAL will complete a restructuring in which all of the investment advisory functions it performs will be consolidated with the investment advisory functions and operations of AAL CMC, and AAL CMC, as the successor to those advisory functions of AAL, will assume all of the duties and obligations of AAL in its capacity as Adviser to the Fund. Accordingly, the parties hereto have a agreed to amend and restate, in the form set forth herein, the subadvisory agreement pursuant to which AAL and the Subadviser heretofore have provided such advisory services to the Fund (the "Predecessor Agreement"). The parties acknowledge that the terms and conditions of this Amended and Restated Agreement are substantively identical to the terms and conditions of the Predecessor Agreement, except that this Amended and Restated Agreement identifies AAL CMC as the Adviser of the Fund in lieu of AAL.

WITNESSETH:

         In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and among the parties hereto as follows:

         1.       In General

         The Sub-Adviser agrees, as more fully set forth herein, to act as Sub-Adviser to the Fund with respect to the investment and reinvestment of the assets of the Fund's series of shares described as the AAL Variable Product International Stock Portfolio (the "International Stock Portfolio"). It is understood that the Fund may create one or more additional Fund series from time to time and that this Agreement may be amended by the mutual written agreement of the parties to include such additional Portfolio(s) under the terms to this Agreement.

         2. Duties and Obligations of the Sub-Adviser with Respect to Investment of Assets of the International Stock Portfolio

         (a) Subject to the succeeding provisions of this section and subject to the oversight and review of the Adviser and the direction and control of the Board of Directors ("Directors") of the Fund, the Sub-Adviser, as agent and attorney-in-fact with respect to the Fund, is authorized, in its discretion and without prior consultation with the Fund to:

                  (i) Buy, sell, exchange, convert, lend and otherwise trade in any stocks, bonds, currencies, and any other securities or assets;

                  (ii) Place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Sub-Adviser may select; including brokers and dealers that may be affiliates of the Sub-Adviser, and

                  (iii) Enter into and execute agreements on behalf of the Fund, relating to the acquisition or disposition of investment assets and the execution of portfolio transactions, including foreign exchange contracts and other transactional agreements. Nothing contained herein, however, shall be deemed to authorize the Sub-Adviser to take or receive physical possession of any cash or securities held for the Fund, it being intended that sole responsibility for safekeeping thereof and the consummation of all such purchases, sales, deliveries, and investments made pursuant to Sub-Adviser's direction shall rest upon the Fund's Custodian.

                  (iv) Provide the Adviser and the Directors with such reports as may reasonably be requested in connection with the discharge of the foregoing responsibilities and the discharge of the Adviser's responsibilities under the Investment Advisory Agreement with the Fund and those of AAL Capital Management Corporation (the "Distributor") under the Primary Underwriting Agreement with the Fund.

         Written procedures with respect to (i), (ii) and (iii) above may be set forth as agreed to among the Fund, the Adviser and Sub-Adviser.

         (b) Any investment purchases or sales made by the Sub-Adviser under this section shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the provisions of the Investment Company Act of 1940 (the "Act") and of any rules or regulations in force thereunder; (2) any other applicable provisions of law; (3) the provisions of the Articles of Incorporation and By-Laws of the Fund as amended from time to time; (4) any policies and determinations of the Board of Directors of the Fund; and (5) the fundamental policies of the Fund, as reflected in its Registration Statement under the Act, or as amended by the shareholders of the Fund; provided that copies of the items referred to in clauses (3), (4) and (5) shall have been furnished to the Sub-Adviser.

         (c) The Sub-Adviser shall give the Fund the benefit of its best judgment and effort in rendering services hereunder. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties ("disabling conduct") hereunder on the part of the Sub-Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser) the Sub-Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of, or connected with rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36 (b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Fund shall indemnify the Sub-Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser) against any liability arising from the Sub-Adviser's conduct under this Agreement to the extent permitted by the Articles of Incorporation and applicable law.

         (d) Nothing in this Agreement shall prevent the Sub-Adviser or any "affiliated person" (as defined in the Act) of the Sub-Adviser from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way limit or restrict the Sub-Adviser or any such affiliated person from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting, provided, however, that the Sub-Adviser expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement. It is agreed that the Sub-Adviser shall have no responsibility or liability for the accuracy or completeness of the Fund's Registration Statement under the Act and the Securities Act of 1933 except for information supplied by the Sub-Adviser for inclusion therein. The Sub-Adviser shall be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund.

         (e) In connection with its duties to arrange for the purchase and sale of the International Stock Portfolio's securities and other assets, the Sub-Adviser shall follow the principles set forth in any investment advisory agreement in effect from time to time between the Fund and the Adviser, provided that a copy of any such agreement shall have been provided to the Sub-Adviser. The Sub-Adviser will promptly communicate to the Adviser and to the officers and the Directors of the Fund such information relating to portfolio transactions as they may reasonably request.

         (f) The Sub-Adviser may place orders both as to sales and purchases of assets directly through any broker or dealer it chooses. Brokers or dealers may be selected who provide brokerage and/or research services to the Fund and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion. Brokers or dealers who execute portfolio transactions on behalf of the Fund may receive commissions which are in excess of the amount of commissions which other brokers or dealers would have charged for effecting such transactions. In order to cause the Fund to pay such higher commissions, the Sub-Adviser must determine in good faith that such commissions are reasonable in relation to the value of the brokerage and/or research services provided by such executing brokers or dealers viewed in terms of a particular transaction or the Sub-Adviser's overall responsibilities to the Fund or its other discretionary client accounts.

         (g) On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and to such clients.

         The Sub-Adviser may purchase or sell for the Fund, pursuant to the Fund's Rule 10f-3 Procedures, any security (including securities of the same class as those underwritten or other securities of the same or related issuer) for which any affiliate of Sub-Adviser acts as (1) an underwriter (either as lead underwriter or syndicate member), both during the pendency of any underwriting or selling syndicate and thereafter, or (2) a market maker, provided that such security is purchased from a non-affiliated party.

         (h) The Sub-Adviser shall be responsible for 13F reporting for the securities held by the International Stock Portfolio.

         3.       Allocation of Expenses

         During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund.

         The Sub-Adviser agrees that it will furnish the Fund, at the Sub-Adviser's expense, with all office space, facilities, equipment, and clerical personnel necessary for carrying out its duties under this Agreement.

         4.       Certain Records

         Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 under the Act that are prepared or maintained by the Sub-Adviser on behalf of the Fund are the property of the Fund and will be surrendered promptly to the Fund or Adviser on request.

         5.       Reference to the Sub-Adviser

         Neither the Fund, the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Sub-Adviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Sub-Adviser, which approval shall not be unreasonably withheld.

         6.       Compensation of the Sub-Adviser

         The Adviser agrees to pay the Sub-Adviser and the Sub-Adviser agrees to accept as full compensation for all services rendered by the Sub-Adviser as such, a management fee, payable quarterly in arrears and computed on the average daily net asset value of the International Stock Portfolio at rates shown on Exhibit A attached hereto.

         7.       Duration and Termination

         (a) This Agreement shall go into effect for the International Stock Portfolio on January 1, 2000, and shall, unless terminated as hereinafter provided, continue in effect thereafter from year to year, but only so long as such continuance is specifically approved at least annually by a majority of the Fund's Board of Directors, or by the vote of the holders of a "majority" (as defined in the Act) of the outstanding voting securities of the Fund, with respect to the International Stock Portfolio, and, in either case, a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

         (b) This Agreement may be terminated by the Sub-Adviser at any time without penalty upon giving the Fund and the Adviser sixty (60) days' written notice (which notice may be waived by the Fund and Adviser) and may be terminated by the Fund or the Adviser at any time without penalty upon giving the Sub-Adviser sixty (60) days' written notice (which notice may be waived by the Sub-Adviser), provided that such termination by the Fund shall be directed or approved by the vote of a majority of all of the Directors in office at the time or by the vote of the holders of a majority (as defined in the Act) of the voting securities of the Fund, with respect to the International Stock Portfolio, or with respect to any Fund by the vote of a majority of the outstanding shares of such Fund. This Agreement shall automatically terminate in the event of its "assignment" (as defined in the Act). This Agreement will also terminate in the event that the Investment Advisory Agreement is terminated.

         8.       Agreement Binding Only On Fund Property

         The Sub-Adviser understands that the obligations of this Agreement are not binding upon any shareholder of the Fund personally, but bind only the Fund's property; the Sub-Adviser represents that it has notice of the provisions of the Fund's Articles of Incorporation disclaiming shareholder liability for acts or obligations of the Fund.

         9.       Action By Individual Portfolio

         The provisions of this Agreement and any amendments hereto with respect to a Portfolio may be approved by the shareholders of that Portfolio and become effective with respect to the assets of that Portfolio without the necessity of approval thereof by shareholders of any other Portfolio.

         10.      Notices

         (a) The Sub-Adviser agrees to promptly notify the Adviser of the occurrence of any of the following events:

               (i) any change in any of the Sub-Adviser's partners or portfolio managers;

               (ii) the  Sub-Adviser  fails to be  registered  as an  investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

               (iii)the  Sub-Adviser  is  the  subject  of  any  action,   suit,
                    proceeding, inquiry or investigation at law or in equity, before any court, public board or body, involving the affairs of the International Stock Portfolio, or

               (iv) any  change  in   ownership  or  control,   or   partnership
                    membership of the Sub-Adviser.

         (b) Any notice given hereunder shall be in writing and may be served by being sent by telex, facsimile or other electronic transmission, or sent by registered mail or by courier to the address set forth below for the party for which it is intended. A notice served by mail shall be deemed served seven days after mailing and in the case of telex, facsimile or other electronic transmission, twelve hours after confirmed receipt thereof. Addresses for notice may be changed by written notice to the other party.

   The Adviser                               The Sub-Adviser
   -----------                               ---------------
   Robert G. Same, President                 Stephen Langer
   AAL Capital Management Corporation        Oechsle International Advisors, LLC
   222 West College Avenue                   One International Place
   Appleton, WI  54919-0007                  Boston, MA  02110
   Fax (920) 380-5044                        Fax (617) 330-8620

   The Fund
   Frederick D. Kelsven, Secretary
   AAL Variable Product Series Fund, Inc.
   4321 North Ballard Road
   Appleton, Wisconsin 54919-0001
   Fax (920) 830-6615


         11.      Amendments

                  No provisions of this agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing.

         12.      Form ADV

                  The Adviser acknowledges receipt of the Sub-Adviser's Part II, Form ADV at least 48 hours in advance of signing this Agreement.

         13.     Forum

                 The laws of the State of Wisconsin shall govern this Agreement.

     The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

         IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.


AAL VARIABLE PRODUCT SERIES FUND, INC.       AAL CAPITAL MANAGEMENT CORPORATION


By: /s/Robert G. Same                        By: /s/Robert G. Same
    -------------------------------              -------------------------------
    Robert G. Same                               Robert G. Same
    President                                    President


Attest: /s/Fred D. Kelsven                   Attest: /s/Fred D. Kelsven
        ---------------------------                  ---------------------------
        Fred D. Kelsven                              Fred D. Kelsven
        Secretary                                    Secretary



OECHSLE INTERNATIONAL ADVISORS, LLC


By: Oechsle Group, LLC
    /s/L. Sean Roche
    -------------------------------
    L. Sean Roche
    Managing Principal


Attest: /s/Robert E. O'Hare
        ---------------------------
        Robert E. O'Hare

                                    EXHIBIT A
                                       TO

                      THE AAL VARIABLE PRODUCT SERIES FUND

                             SUB-ADVISORY AGREEMENT

                             (Dated January 1, 2000)



The AAL Variable Product International Stock Portfolio

         The management fee for this Portfolio, payable to the Sub-Adviser by the Adviser, calculated in accordance with paragraph 6 of the AAL Variable Product Series Fund, Inc. Sub-Advisory Agreement, shall be at the annual rate of:

         0.54 of 1% of the Portfolio's average daily net assets of $20 million or less; 0.45 of 1% of the Portfolio's average daily net assets between $20 million and $50 million; 0.36 of 1% of the Portfolio's average daily net assets over $50 million.